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                                                                    EXHIBIT 99.1

The 1999 Special Meeting PROXY CARD

This proxy is solicited on behalf of the Board     [Dominion Resources logo]
of Directors.  The Board of Directors recommends
a vote "FOR" Items 1, 2, and 3.
_______________________________________________________________________

Your Control Number is:

_______________________________________________________________________

1.   Approval of the First Merger.

[  ] For   [  ] Against   [  ] Abstain

2.   Approval of the Second Merger, including the related issuance of stock..

[  ] For   [  ] Against   [  ] Abstain

3. Amendment of the Articles of Incorporation to increase the number of authorized common stock shares to 500,000,000.

[  ] For   [  ] Against   [  ] Abstain

The undersigned appoints Kenneth A. Randall, Frank S. Royal, M.D., and Patricia
A. Wilkerson, or any one of them, with the power of substitution, proxies to vote all shares of the undersigned at the Special Meeting of Shareholders on June 30, 1999, and at any and all adjournments thereof.

_____________________,1999
Date
_________________________
Signature
_________________________
Signature (if held jointly)

________________________________________________________________________
     In their discretion, the proxies are authorized to vote on any matters that properly come before the meeting.

     This proxy when properly executed will be voted as directed by the signed shareholder. If no direction is made, this proxy will be voted "FOR" Items 1, 2 and 3.

     Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both shareholders should sign.

     When signing in a representative capacity, please give your representative title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
________________________________________________________________________________

IF YOU ARE VOTING BY MAIL, please fold and detach card at perforation before mailing in the enclosed envelope.

[Dominion Resources logo]          Dominion Resources, Inc.
                                   P.O. Box 26532
                                   Richmond, Virginia 23261

To our Shareholders:

Dominion Resources is pleased to offer you three ways to vote your 1999 Special Meeting Proxy.

     When voting by internet or telephone, you will be prompted to enter your control number. Simple prompts will be presented to you to record your vote. Internet and telephone votes must be received by 5:00 p.m. EDT on Tuesday, June 29, 1999 to be counted in the final tabulation.

     If you vote by internet or telephone, do not return your proxy card by mail.

     If you choose to vote by mail, please mark, date and sign your proxy card. Please use the postage-paid envelope to return your proxy.

_______________________________________________________________________
                                VOTE YOUR PROXY
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[Computer Illustration]            [Telephone Illustration]          [Envelope Illustration]
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   By Internet                         By Telephone                        By Mail
Access the Website at                Call toll-free:                 Return postage proxy in
http://www.votefast.com              1-800-250-9081                 the postage-paid envelope
                                 using a touch-tone phone                   provided.
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